INVESTMENT SUB-ADVISORY AGREEMENT

INVESTMENT SUB-ADVISORY AGREEMENT, dated as of April 4, 2016, by and between WisdomTree Asset Management, Inc., a Delaware corporation (the “Adviser”), and Voya Investment Management Co. LLC, a Delaware limited liability company (the “Sub-Adviser”).

WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (“Advisers Act”);

WHEREAS, the Adviser has entered into an Investment Advisory Agreement with WisdomTree Trust (the “Trust”), an investment company registered under the Investment Company Act of 1940, as amended (“Investment Company Act”);

WHEREAS, the Sub-Adviser is registered as an investment adviser under the Advisers Act;

WHEREAS, the Board of Trustees of the Trust (collectively, the “Trustees,” and each member individually, a “Trustee”) and the Adviser desire to retain the Sub-Adviser to serve as an investment adviser to the portfolio(s) specified in Appendix A hereto, each a series of the Trust (each a “Fund” and collectively, the “Funds”);

WHEREAS, the Adviser has the authority under the Investment Advisory Agreement with the Trust to select sub-advisers to provide investment advisory services to each Fund in the manner and on the terms hereinafter set forth; and

WHEREAS, the Sub-Adviser is willing to contract with the Adviser and to furnish investment advisory services to the Adviser and each Fund;

NOW, THEREFORE, the Adviser and the Sub-Adviser agree as follows:

1.	APPOINTMENT OF SUB-ADVISER

The Adviser hereby appoints the Sub-Adviser to act as an investment adviser for each Fund, subject to the supervision and oversight of the Adviser and the Trustees, and in accordance with the terms and conditions of this Agreement. The Sub-Adviser will be an independent contractor and will have no authority to act for or represent the Trust or the Adviser in any way or otherwise be deemed an agent of the Trust or the Adviser except as authorized in this Agreement or another writing by the Trust, the Adviser and Sub-Adviser.

2.	ACCEPTANCE OF APPOINTMENT

The Sub-Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation specified in Appendix A hereto, commencing on the effective date of this Agreement or Appendix A, whichever is later, in conformity with applicable laws and regulations, including, but not limited to, the Investment Company Act and the Advisers Act and in accordance with the Trust’s Trust Instrument, By-Laws, compliance policies and procedures adopted pursuant to Rule 38a-1, and Form N-1A registration statement, as it may be amended from time to time (“Registration Statement”).

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3.	SERVICES TO BE RENDERED BY SUB-ADVISER

A. Subject to the oversight and supervision of the Trustees and the Adviser and consistent with its fiduciary duties to each Fund, the Sub-Adviser will coordinate the investment and reinvestment of the assets of each Fund, and determine the composition of each Fund, in accordance with such Fund’s investment objective and investment policies as stated in the then-current prospectus (“Prospectus”) and Statement of Additional Information (“SAI”) for such Fund contained in the Trust’s Registration Statement, as such prospectus and SAI are amended or supplemented from time to time. As part of the services it will provide hereunder, the Sub-Adviser will do the following for the Fund:

i. Scope of Authority. Subject to supervision by the Adviser and Trustees, the Sub-Adviser will formulate and implement a continuous investment program for each Fund and determine, for each Fund, what securities and other investments will be purchased, retained, sold by the Fund and what portion of such assets will be invested or held uninvested as cash. The Sub-Adviser will exercise discretion and act for the Fund in the same manner and with the same force and effect as the Fund itself might or could do with respect to purchases, sales, or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions.

ii. Exercise of Rights. Unless and until otherwise agreed to by the Adviser or Trustees, the Sub-Adviser will be responsible for exercising all rights of security holders with respect to securities in each Fund, including, but not limited to, (1) voting proxies in accordance with the Sub-Adviser’s then-current proxy voting policies (provided such policies have been approved by the Trustees), (2) converting, tendering, exchanging, or redeeming securities, and (3) participating in workouts, restructurings, and bankruptcy proceedings involving securities held by the Funds. Unless the Adviser or the Board gives written instructions to the contrary, the Sub-Adviser shall vote all proxies solicited by or with respect to the issuers of securities in which assets of the Fund may be invested in accordance with the Sub-Adviser’s proxy voting guidelines, a copy of which has been provided to the Adviser.

iii. Books, Records and Reports. The Sub-Adviser will maintain all accounts, books and records with respect to each Fund’s securities transactions as are required of an investment adviser of a registered investment company pursuant to the Investment Company Act and the Advisers Act and the rules thereunder and will file with the SEC all forms pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to its duties described herein.

iv. Reports to the Adviser and Trustees. The Sub-Adviser will (1) keep the Trustees and the Adviser fully informed in writing on an ongoing basis of all material facts concerning the investment and reinvestment of the assets in the each Fund, as well as the Sub-Adviser and its key personnel and operations, (2) make regular and periodic special written reports of such additional information concerning the same as may reasonably be requested from time to time by the Adviser or the Trustees, and (3) attend meetings with the Adviser and/or the Trustees, as reasonably requested, to discuss the foregoing.

v. Fair Valuation. In accordance with procedures and methods established by the Trustees, which may be amended from time to time, the Sub-Adviser will provide assistance in determining the fair value of all securities and other investments/assets in the Fund, as necessary, and use reasonable efforts to arrange for the provision of valuation information or a price(s) from a party(ies) independent of the Sub-Adviser for each security or other investment/asset in a Fund for which market prices are not readily available; it being understood that the Sub-Adviser will not be responsible for determining the value of any such security.

vi. Cooperation with Trust Agents. The Sub-Adviser will cooperate with and provide reasonable assistance to the Adviser, the Trust’s administrator, any Trust custodian or foreign sub-custodians, the Trust’s transfer agent and pricing agents and all other agents and representatives of the Trust and the Adviser, keep all such persons fully informed as to such matters as they may reasonably deem necessary to the performance of their obligations to the Trust and the Adviser, provide prompt responses to reasonable requests made by such persons and maintain any appropriate interfaces with each so as to promote the efficient exchange of information.

vii. Fund Deposit. The Sub-Adviser will determine and make such modifications to the identity and amount of Deposit Securities and the amount of the Cash Component that together constitute the Fund Deposit (capitalized terms have the same meaning set forth in the Funds’ SAI) for each Fund as may be necessary as a result of rebalancing adjustments and corporate action events.

B. In furnishing services hereunder, the Sub-Adviser will be subject to, and will perform its responsibilities in accordance with the following: (i) the Trust’s Trust Instrument, as the same may be hereafter modified and/or amended from time to time; (ii) the By-Laws of the Trust, as the same may be hereafter modified and/or amended from time to time; (iii) the Prospectus and SAI of the Trust filed with the Securities and Exchange Commission (“SEC”) and delivered to the Sub-Adviser, as the same may be hereafter modified, amended and/or supplemented; (iv) the Investment Company Act, the Advisers Act, the Internal Revenue Code of 1986, as amended, the Commodities Exchange Act and the rules under each, and all other federal and state laws or regulations applicable to the Trust and the Fund(s); (v) the terms and conditions of exemptive and no-action relief granted to the Trust as amended from time to time; (vi) the Trust’s policies and procedures adopted from time to time by the Trustees; and (vii) the written instructions of the Adviser. Prior to the commencement of the Sub-Adviser’s services hereunder, the Adviser will provide the Sub-Adviser with current copies of the Trust Instrument, By-Laws, Prospectus and SAI and other relevant policies and procedures adopted by the Trustees. The Adviser undertakes to provide the Sub-Adviser with copies or other written notice of any amendments, modifications or supplements to any such above-mentioned document.

C. The Sub-Adviser, at its expense, will provide all necessary facilities and personnel, including salaries, expenses and fees of any personnel required for the Sub-Adviser to faithfully perform its duties under this Agreement. In addition, the Sub-Adviser will provide all administrative facilities, including bookkeeping, and all equipment necessary for the efficient conduct of the Sub-Adviser’s duties under this Agreement.

D. The Sub-Adviser will select brokers and dealers to effect all Fund transactions subject to the conditions set forth herein. The Sub-Adviser will place all necessary orders with brokers, dealers, or issuers, and will negotiate brokerage commissions, if applicable. The Sub-Adviser is directed at all times to seek to execute transactions for each Fund in accordance with applicable federal and state laws and regulations. In placing any orders for the purchase or sale of investments for each Fund, in the name of the Fund or its nominees, the Sub-Adviser will seek to obtain for the Fund “best execution,” considering all of the circumstances, and will maintain records adequate to demonstrate compliance with this requirement. In no instance will Fund securities be purchased from or sold to the Sub-Adviser, or any affiliated person thereof, except in accordance with the Investment Company Act, the Advisers Act and the rules under each, and all other federal and state laws and regulations applicable to the Trust and the Fund.

E. The Sub-Adviser is not authorized to engage in “soft-dollar” transactions on behalf of the Funds, except that the Sub-Adviser may engage in transactions permitted by Section 28(e) of the Exchange Act, only with the express written approval of the Adviser or the Trustees.

F. On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Fund(s) as well as other clients of the Sub-Adviser, the Sub-Adviser to the extent permitted by applicable laws and regulations, may, but will be under no obligation to, aggregate the securities to be purchased or sold to attempt to obtain a fair and reasonable result and efficient execution, provided that the Sub-Adviser does not favor any account over any other account. Allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner which the Sub-Adviser considers to be the most equitable and consistent with its fiduciary obligations to each Fund and to its other clients over time. The Adviser agrees that the Sub-Adviser and its affiliates may give advice and take action in the performance of their duties with respect to any of their other clients that may differ from advice given, or the timing or nature of actions taken, with respect to the Fund. The Adviser also acknowledges that the Sub-Adviser and its affiliates are fiduciaries to other entities, some of which have the same or similar investment objectives (and will hold the same or similar investments) as the Fund, and that the Sub-Adviser will carry out its duties hereunder together with its duties under such relationships.

G. Except as provided herein, the Sub-Adviser will not consult with any other investment adviser to (i) a Fund, (ii) any other series of the Trust, or (iii) any other investment company under common control with the Trust concerning transactions of the Fund in securities or other assets. This limitation will not prohibit the Sub-Adviser from consulting with the Adviser or any of its own affiliated persons concerning transactions of the Fund in securities or other assets.

H. The Sub-Adviser agrees that neither it, nor any of its affiliates, will knowingly in any way refer directly or indirectly to its relationship with the Trust, the Fund(s), the Adviser or any of their respective affiliates in offering, marketing or other promotional materials without the express written consent of the Adviser, except as required by rule, regulation or upon the request of a governmental authority. However, the Sub-Adviser may use the performance of the Fund in its composite performance. Notwithstanding the foregoing, nothing in this Agreement shall be interpreted to prevent the Sub-Adviser from referring to the name of the Fund(s) managed by the Sub-Adviser.

4.	COMPENSATION OF SUB-ADVISER

For its services performed hereunder, the Adviser will pay the Sub-Adviser a sub-advisory fee with respect to each Fund as specified in Appendix A to this Agreement. Such fee shall be paid monthly within thirty days of the end of the month. The Adviser and the Sub-Adviser agree that all sub-advisory fees will become due and owing to the Sub-Adviser promptly after the termination date of the Sub-Adviser with respect to any Fund and that the amount of such sub-advisory fees will be calculated by treating the termination date as the next fee computation date. The annual sub-advisory fee will be prorated for such sub-advisory fees owed through the termination date. In addition, the Adviser will reimburse the Sub-Adviser for actual expenses incurred by the Sub-Adviser with respect to proxy voting execution, advice and reporting.

5.	LIMITATIONS ON LIABILITY; INDEMNIFICATION

A. Except as may otherwise be provided by the Investment Company Act or any other federal securities law, neither the Sub-Adviser nor any of its officers, members or employees (its “Affiliates”) will be liable for any losses, claims, damages, liabilities or litigation (including legal and other expenses) incurred or suffered by the Adviser or the Trust as a result of any error of judgment by the Sub-Adviser or its Affiliates with respect to a Fund, except that nothing in this Agreement will operate or purport to operate in any way to exculpate, waive or limit the liability of the Sub-Adviser or its Affiliates for, and the Sub-Adviser will indemnify and hold harmless the Trust, the Adviser, its officers, employees, consultants and all affiliated persons thereof (within the meaning of Section 2(a)(3) of the Investment Company Act) and all controlling persons (as described in Section 15 of the Securities Act of 1933, as amended (“1933 Act”)) (collectively, “Adviser Indemnitees”) against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which any of the Adviser Indemnitees may become subject under the 1933 Act, the Investment Company Act, the Advisers Act, or

under any other statute, or common law or otherwise arising out of or based on (i) any breach by the Sub-Adviser of its representations or warranties made herein, (ii) any willful misconduct, bad faith, reckless disregard or negligence of the Sub-Adviser in the performance of any of its duties or obligations hereunder, (iii) any untrue statement of a material fact contained in the Prospectus or SAI, proxy materials, reports, advertisements, sales literature, or other materials pertaining to a Fund or the Sub-Adviser or the omission to state therein a material fact concerning a Fund or the Sub-Adviser known to the Sub-Adviser which was required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Adviser or the Trust, or the omission of such information, by the Sub-Adviser Indemnitees (as defined below) for use therein, or (iv) any lawsuit involving the Sub-Adviser or its Affiliates.

B. Except as may otherwise be provided by the Investment Company Act or any other federal securities law, the Adviser will indemnify and hold harmless the Sub-Adviser, its officers, employees, consultants and all affiliated persons thereof (within the meaning of Section 2(a)(3) of the Investment Company Act) and all controlling persons (as described in Section 15 of the 1933 Act) (collectively, “Sub-Adviser Indemnitees”) against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which any of the Sub-Adviser Indemnitees may become subject under the 1933 Act, the Investment Company Act, the Advisers Act, or under any other statute, at common law or otherwise, arising out of or based on this Agreement; provided however, the Adviser will not indemnify or hold harmless the Sub-Adviser Indemnitees for any losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) arising out of or based on (i) any breach by the Sub-Adviser of its representations or warranties made herein, (ii) any willful misconduct, bad faith, reckless disregard or negligence of the Sub-Adviser in the performance of any of its duties or obligations hereunder, or (iii) any untrue statement of a material fact contained in the Prospectus or SAI, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Fund(s) or the Sub-Adviser, or the omission to state therein a material fact known to the Sub-Adviser which was required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Adviser or the Trust, or the omission of such information, by the Sub-Adviser Indemnities for use therein.

C. A party seeking indemnification hereunder (the “Indemnified Party”) will (i) provide prompt notice to the other of any claim (“Claim”) for which it intends to seek indemnification, (ii) grant control of the defense and /or settlement of the Claim to the other party, and (iii) cooperate with the other party in the defense thereof. The Indemnified Party will have the right at its own expense to participate in the defense of any Claim, but will not have the right to control the defense, consent to judgment or agree to the settlement of any Claim without the written consent of the other party. The party providing the indemnification will not consent to the entry of any judgment or enter any settlement which (i) does not include, as an unconditional term, the release by the claimant of all liabilities for Claims against the Indemnified Party or (ii) which otherwise adversely affects the rights of the Indemnified Party.

D. No party will be liable to another party for consequential damages under any provision of this Agreement.

6.	TRUST AND SHAREHOLDER LIABILITY

The Sub-Adviser is hereby expressly put on notice of the limitation of shareholder liability as set forth in the Trust Instrument and agrees that obligations assumed by the Trust pursuant to this Agreement will be limited in all cases to the Trust and its assets, and if the liability relates to one series, the obligations hereunder will be limited to the respective assets of that series. The Sub-Adviser further agrees that it will not seek satisfaction of any such obligation from the shareholders or any individual shareholder of a Fund, nor from the Trustees or any individual Trustee of the Trust.

7.	REPRESENTATIONS OF THE ADVISER

The Adviser represents, warrants and agrees that:

A. The Adviser has been duly authorized by the Trustees of the Trust to delegate to the Sub-Adviser the provision of investment services to each Fund as contemplated hereby.

B. The Trust has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the Investment Company Act and will provide the Sub-Adviser with a copy of such code of ethics.

C. The Adviser (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the Investment Company Act, the Advisers Act or other law, regulation or order from performing the services contemplated by this Agreement; (iii) has met and will seek to continue to meet for so long as this Agreement is in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will promptly notify the Sub-Adviser of the occurrence of any event that would disqualify the Adviser from serving as investment adviser of an investment company pursuant to Section 9(a) of the Investment Company Act or otherwise.

D. The Adviser acknowledges receipt of Sub-Adviser’s Form ADV Part 2A at least 48 hours prior to entering into this Agreement, as required by Rule 204-3 under the Advisers Act.

8.	REPRESENTATIONS OF THE SUB-ADVISER

The Sub-Adviser represents, warrants and agrees that:

A. The Sub-Adviser (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the Investment Company Act, the Advisers Act or other law, regulation or order from performing the services contemplated by this Agreement; (iii) has met and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will promptly notify the Adviser of the occurrence of any event that would substantially impair the Sub-Adviser’s ability to fulfill its commitment under this Agreement or disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the Investment Company Act or otherwise. The Sub-Adviser will also promptly notify each Fund and the Adviser if it is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, government agency, self-regulatory organization, public board or body, involving the affairs of a Fund or if it is served or otherwise receives notice of any material action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, government agency, self-regulatory organization, public board or body, involving the affairs of the Sub-Adviser and which would be likely to cause a material impact on the Sub-Adviser’s ability to perform its duties under this Agreement, provided, however, that routine regulatory examinations of the Sub-Adviser will not be required to be reported by this provision. The Sub-Adviser will also promptly notify the Adviser upon detection of (i) any material failure to manage the Fund(s) in accordance with the Fund(s)’ stated investment objectives and policies or any applicable law; (ii) any material breach of any of the Fund(s)’ or the Sub-Adviser’s policies, guidelines or procedures related to the Fund(s); or (iii) any trade error. Any notification will be considered prompt if it is given in a manner consistent with the Sub-Adviser’s fiduciary and other obligations under the Advisers Act and contemporaneously with any regulatory filing or notice to other affected parties within the time that such filing or notice is required by applicable law.

B. The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the Investment Company Act and Rule 204A-1 under the Advisers Act and will provide the Adviser and the Trustees with a copy of such code of ethics, together with evidence of its adoption. Within forty-five days of the end of the last calendar quarter of each year that this Agreement is in effect, and as otherwise requested, the Sub-Adviser will certify to the Adviser that the Sub-Adviser has complied with the requirements of Rule 17j-1 and Rule 204A-1 during the previous year and that there has been no material violation of the Sub-Adviser’s code of ethics or, if such a material violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of the Adviser, the Sub-Adviser will permit the Adviser, its employees or its agents to examine the reports required to be made to the Sub-Adviser by Rule 17j-1(c)(1) and Rule 204A-1(b) and all other records relevant to the Sub-Adviser’s code of ethics to the extent such reports or records pertain to personnel providing services to a Fund.

C. The Sub-Adviser has adopted and implemented and will maintain (a) in accordance with Rule 206(4)-7 under the Advisers Act, policies and procedures reasonably designed to prevent violation by the Sub-Adviser and its supervised persons (as such term is defined by the Advisers Act) of the Advisers Act and the rules thereunder; and (b) to the extent that the Sub-Adviser’s activities or services could affect a Fund(s), policies and procedures reasonably designed to prevent violation of the federal securities laws (as such term is defined in Rule 38a-1 under the Investment Company Act) by the Fund(s) and the Sub-Adviser. The Sub-Adviser shall provide access to the Adviser and its agents and representatives to its policies and procedures pertaining to its activities and duties hereunder and shall notify the Adviser, via quarterly certification or otherwise at the request of the Adviser, of: (1) any material changes to its policies and procedures; (2) any new policies and procedures as they pertain to activities or duties performed hereunder; and (3) the retirement of any policies and procedures as they pertain to activities or duties performed hereunder. The Sub-Adviser will promptly notify the Adviser upon detection of any material violations of the Sub-Adviser’s own compliance policies and procedures that relate to its activities or duties hereunder.

D. The Sub-Adviser has provided the Adviser with a copy of its Form ADV which as of the date of this Agreement is its Form ADV as most recently filed with the SEC, will provide a copy of its Part 2A annually, and promptly will furnish a copy of all material amendments to the Adviser.

E. The Sub-Adviser agrees to maintain an appropriate level of errors and omissions or professional liability insurance coverage.

F. The Sub-Adviser agrees not to consult with (i) other sub-advisers to a Fund, if any, (ii) other sub-advisers to any other Fund of the Trust, or (iii) other sub-advisers to an investment company under common control with any Fund, concerning transactions for a Fund in securities or other assets.

G. The Sub-Adviser will notify the Trust and the Adviser of any assignment of this Agreement or change of control of the Sub-Adviser, as applicable, and any changes in the key personnel who are either the portfolio manager(s) of a Fund or senior management of the Sub-Adviser, in each case prior to or promptly after, such change. The Sub-Adviser agrees to bear all reasonable expenses of the Trust, if any, arising out of an assignment or change in control.

9.	NON-EXCLUSIVITY

The services of the Sub-Adviser to the Adviser, each Fund and the Trust are not to be deemed to be exclusive, and the Sub-Adviser will be free to render investment advisory or other services to others and to engage in other activities, provided the Sub-Adviser furnishes the Adviser and Trustees with adequate disclosure of possible conflicts of interest and implements procedures designed to mitigate or eliminate such conflicts, and the services provided hereunder by the Sub-Adviser are not otherwise impaired. It is understood and agreed that the directors, officers, and employees of the Sub-Adviser are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors, trustees, or employees of any other firm or corporation.

10.	SUPPLEMENTAL ARRANGEMENTS

The Sub-Adviser may from time to time employ or associate itself with any person it believes to be particularly suited to assist it in providing the services to be performed by the Sub-Adviser hereunder, provided that no such person will perform any services with respect to a Fund that would constitute an assignment or require a written advisory agreement pursuant to the Investment Company Act. Any compensation payable to such persons will be the sole responsibility of the Sub-Adviser, and neither the Adviser nor the Trust will have any obligations with respect thereto or otherwise arising under the Agreement.

11.	NOTICES

All notices required to be given pursuant to this Agreement will be delivered or mailed to the address listed below of each applicable party in person or by registered or certified mail or a private mail or delivery service providing the sender with notice of receipt or such other address as specified in a notice duly given to the other parties. Notice will be deemed given on the date delivered or mailed in accordance with this paragraph.

For:	WisdomTree Trust

Attn: Jonathan Steinberg

245 Park Ave.

35th Floor

New York, NY 10167

With a copy to:

WisdomTree Asset Management, Inc.

Attn: Legal Department

245 Park Ave.

35th Floor

New York, NY 10167

For:	WisdomTree Asset Management, Inc.

Attn: Jonathan Steinberg

245 Park Ave.

35th Floor

New York, NY 10167

With a copy to:

WisdomTree Asset Management, Inc.

Attn: Legal Department

245 Park Ave.

35th Floor

New York, NY 10167

For:	Voya Investment Management Co. LLC

230 Park Avenue

New York, NY 10169

Attention: Legal Department

With a copy to:

Voya Investment Management Co. LLC

One Orange Way

Windsor, CT 06095

Attention: Marylou Marino

12.	AUTHORITY TO EXECUTE TRANSACTION DOCUMENTS

Subject to any other written instructions of the Adviser or the Trust, the Sub-Adviser is hereby appointed agent and attorney-in-fact for the limited purposes of executing on behalf of any Fund: account documentation, trading agreements, transaction term sheets and confirmations, certifications regarding a Fund’s status as an accredited investor, qualified institutional buyer or qualified purchaser and certifications regarding other factual matters as may be requested by brokers, dealers or counter parties in connection with its management of the Fund’s assets. However, nothing in this Section 12 will be construed as imposing a duty on the Sub-Adviser to act in its capacity as attorney-in-fact for a Fund. Any person dealing with the Sub-Adviser in its capacity as attorney-in-fact hereunder for a Fund is hereby expressly put on notice that the Sub-Adviser is acting solely in the capacity as an agent of the Fund and that any such person must look solely to the Fund for enforcement of any claim against Fund, as the Sub-Adviser assumes no personal liability to such person whatsoever for obligations of the Fund entered into by the Sub-Adviser in its capacity as attorney-in-fact for the Fund.

13.	REGULATION

The Sub-Adviser will submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Agreement any information, reports, or other material which any such body by reason of this Agreement may request or require pursuant to applicable laws and regulations and will promptly provide the Adviser and Trust with copies of such information, reports and materials.

14.	BOOKS AND RECORDS

The records relating to the services provided under this Agreement and discussed in Section 2 of this Agreement will be the property of the Trust and will be under its control; however, the Trust will furnish to the Sub-Adviser such records and permit it to retain such records (either in original or in duplicate form) as it will reasonably require in order to carry out its business. In the event of the termination of this Agreement, such other records will promptly be returned to the Trust by the Sub-Adviser free from any claim or retention of rights therein, provided that the Sub-Adviser may retain any such records that are required by law or regulation.

15.	DURATION OF AGREEMENT

With respect to each Fund, this Agreement will become effective upon the date indicated above or in Appendix A, provided that this Agreement will not take effect unless it has been approved: (i) by a vote of a majority of those Trustees who are not “interested persons” (as defined in the Investment Company Act) (“Independent Trustees”) of any party to the Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of such Fund’s outstanding securities. This Agreement will continue in effect two years from the date of its effectiveness and may be continued for successive annual periods thereafter so long as such continuance is specifically approved at least annually either by (i) the Trustees or (ii) by the vote of a majority of the outstanding voting securities of any affected Fund.

16.	AMENDMENTS TO THE AGREEMENT

Any change, waiver, discharge or termination of a provision of this Agreement, whether or not such change is deemed to be material, may be made only by an instrument in writing signed by both the Adviser and the Sub-Adviser.

Except to the extent permitted by the Investment Company Act or the rules or regulations thereunder or pursuant to exemptive relief granted by the SEC, this Agreement may be materially amended by the parties only if such amendment is specifically approved by the vote of a majority of the outstanding voting securities of a Fund and by the vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval. The required shareholder approval shall be effective with respect to the Fund if a majority of the outstanding voting securities of the Fund vote to approve the amendment, notwithstanding that the amendment may not have been approved by a majority of the outstanding voting securities of any other Fund affected by the amendment or all the Funds of the Trust.

17.	TERMINATION AND ASSIGNMENT OF AGREEMENT

This Agreement may be terminated without the payment of any penalty:

A.	By vote of a majority of the Board of Trustees of a Fund or by vote of a majority of the outstanding voting securities of a Fund, in each case, on not more than sixty (60) days’ written notice to the Sub-Adviser;

B.	By the Adviser or the Sub-Adviser for cause on at least sixty (60) days’ written notice to the other party; and

C.	By the Adviser or the Sub-Adviser on at least 120 days’ written notice to the other party prior to any annual renewal term.

This Agreement will automatically terminate, without the payment of any penalty, (i) in the event of its assignment (as defined in the Investment Company Act), or (ii) in the event the Investment Advisory Agreement between the Adviser and the Trust is assigned (as defined in the Investment Company Act) or terminates for any other reason.

Notwithstanding the foregoing, no assignment will be deemed to result from any changes in the directors, officers or employees of the Adviser or Sub-Adviser except as may be provided to the contrary in the Investment Company Act or the rules or regulations thereunder.

18.	CONFIDENTIALITY

Each party will treat as confidential all Confidential Information of the other (as that term is defined below) and use such information only in furtherance of the purposes of this Agreement. Each party will limit access to the Confidential Information to its Affiliates, employees, consultants, auditors and regulators who reasonably require access to such Confidential Information, and otherwise maintain policies and procedures designed to prevent disclosure of the Confidential Information. For purposes of this Agreement, Confidential Information will include all non-public business and financial information, methods, plans, techniques, processes, documents and trade secrets of a party or its affiliates. Confidential Information will not include anything that (i) is or lawfully becomes in the public domain, other than as a result of a breach of an obligation hereunder; (ii) is furnished to a party by a third party having a lawful right to do so; or (iii) was known to the receiving party at the time of the disclosure. Each party will give prompt notice to the other of any requests or demands for any Confidential Information made under lawful process by any third parties, prior to disclosure or furnishing of such Confidential Information; provided, however, the foregoing notice requirements shall not apply to the extent such Confidential Information is being disclosed by a party as part of a general information request (i.e., information spanning multiple clients is requested without specific reference to the party that provided the Confidential Information) by a regulatory authority with jurisdiction over the party receiving such regulatory request and, in such event, the party receiving such regulatory request shall reasonably seek confidential treatment of disclosure of any Confidential Information. Each party agrees to reasonably cooperate with the other, at the other’s expense, in seeking reasonable protective arrangements to prevent, limit or restrict the disclosure of Confidential Information pursuant to such lawful process. This Agreement will not be deemed to be Confidential Information.

19.	NAMING RIGHTS

The parties agree that the name of the Sub-Adviser, the names of any affiliates of the Sub-Adviser, and any derivative or logo or trademark or service mark or trade name are the valuable property of the Sub-Adviser and its affiliates. The Adviser and the Trust will have the right to use such name(s), derivatives, logos, trademarks or service marks or trade names only with the prior written approval of the Sub-Adviser, which approval will not be unreasonably withheld or delayed so long as this Agreement is in effect.

20.	FORCE MAJEURE

Notwithstanding anything in this Agreement to the contrary contained herein, the Sub-Adviser will not be responsible or liable for its failure to perform under this Agreement or for any losses to the Adviser or the Trust resulting from any event beyond the reasonable control of the Sub-Adviser or its agents, including but not limited to, nationalization, expropriation, devaluation, seizure, or similar unusual actions by any governmental authority, de facto or de jure; or the breakdown, failure or malfunction of any utilities or telecommunications systems; or acts of war, terrorism, insurrection or revolution; or acts of God (collectively, “Force Majeure Events”). Upon the occurrence of a Force Majeure Event, the Sub-Adviser, will endeavor to recommence performance or observance without delay, in a manner consistent with its obligations under the Advisers Act, the Investment Company Act and as a fiduciary of the Trust.

21.	GOVERNING LAW

The provisions of this Agreement will be construed and interpreted in accordance with the laws of the State of Delaware (without giving effect to its conflict or choice of law provisions). To the extent that the laws of the State of Delaware, or any of the provisions in this Agreement, conflict with applicable provisions of the Investment Company Act, the latter will control.

22.	HEADINGS

The headings in the sections of this Agreement are inserted for convenience of reference only and will not constitute a part hereof.

23.	INTERPRETATION

Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Investment Company Act will be resolved by reference to such term or provision of the Investment Company Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC validly issued pursuant to the Investment Company Act. Specifically, the terms “vote of a majority of the outstanding voting securities,” “interested persons,” “assignment,” and “affiliated persons,” as used herein will have the meanings assigned to them by Section 2(a) of the Investment Company Act unless otherwise stated herein. In addition, where the effect of a requirement of the Investment Company Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the SEC, whether of special or of general application, such provision will be deemed to incorporate the effect of such rule, regulation or order.

Nothing herein will be deemed to require the Trust or the Adviser to take any action contrary to the Trust’s Instrument, By-Laws, Registration Statement, or any applicable statutory or regulatory requirements to which it is subject or by which it is bound, or to relieve or deprive the Trustees of their responsibility for and control of the conduct of the affairs of the Trust.

24.	SEVERABILITY AND SURVIVAL

Should any portion of this Agreement for any reason be held to be void in law or in equity, this Agreement will be construed, insofar as is possible, as if such portion had never been contained herein.

Sections 5, 6 and 14 will survive the termination of this Agreement.

25.	ENTIRE AGREEMENT

This Agreement contains the entire understanding and agreement of the parties with respect to advisory services to be provided to the Funds.

This Agreement may be executed in two or more counterparts, each of which when so executed will be deemed to be an original, but such counterparts will together constitute one and the same document.

26.	RIGHTS OF THE FUND

The Trust is hereby expressly made a third-party beneficiary of this Agreement and shall have the full right to enforce any and all provisions of this Agreement for its benefit and to proceed directly against the Sub-Adviser for any breach of any provision of this Agreement or for any loss, damage, claim, or liability arising due to any act or omission on the part of the Sub-Adviser to the same extent as if the Fund itself were a party to this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first mentioned above.

WISDOMTREE ASSET MANAGEMENT, INC.		VOYA INVESTMENT MANAGEMENT CO. LLC

By:	/s/ Jonathan Steinberg	By:	/s/ Eileen Madden
Name: Jonathan Steinberg		Name: Eileen Madden
Title: Chief Executive Officer		Title: SVP